UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

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TurnKey Capital, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	333-186282	33-1225521
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2929 East Commercial Blvd., PH-D, Fort Lauderdale, FL 33308

(Address of Principal Executive Office) (Zip Code)

954-440-4678

(Registrant’s telephone number, including area code)

Train Travel Holdings, Inc.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2016, Robert Blair, submitted a letter of resignation to the Board of Directors of the Company stating that effective January 15, 2016, he resigns his position on the Board of Directors of the Company. Mr. Blair has served as a member of the Board since July 6, 2015.

On January 11, 2016, Neil Swartz, submitted a letter of resignation to the Board of Directors of the Company stating that effective January 15, 2016, he resigns his position President of the Company. Mr. Swartz has served as President since October 31, 2014. Mr. Swartz will continue to serve as a member of the Board of Directors.

On January 11, 2016, The Board of Directors, by majority written consent, appointed Marc Carrido President of the Company effective January 15, 2016. Mr. Carrido was also appointed to serve on the Board of Directors of the Company. Mr. Carrido has executive management experience leading multimillion-dollar companies across diverse industries. During his most recent tenure, as CEO/President of a Default Loan Services Company, Mr. Carrido built a market-leading real estate services firm with a specific focus on providing clients with loss-mitigation and pre-foreclosure solutions including homeowner solicitation, REO asset management, short sale lead management, processing and negotiation.  Prior to his tenure at his Default Loan Services Company, Mr Carrido was National Sales Manager for a large mortgage company. He oversaw entire processes from origination through funding, insuring time matrixes were met. His biggest accomplishment while guiding the mortgage company was the creation of his Investor Liquidation Programs. Mr. Carrido began building relationships with large banks and financial institutions to find investment deals for his investors. Within months Mr. Carrido was liquidating hundreds of assets for banks and institutions. The success of his Investor Liquidation Program led to the creation of his default loan services company.

Item 5.03 – Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2016 TurnKey Capital, Inc. (formerly known as Train Travel Holdings, Inc.), (the “Company”) filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation with the State of Nevada to effect a change of the Company’s name from “Train Travel Holdings, Inc.” to “TurnKey Capital, Inc.” (the “Name Change”); to increase the number of shares of common stock authorized for issuance from 75,000,000 to 750,000,000, par value $0.001; and to increase the number of preferred stock authorized for issuance from 1,000,000 to 5,000,000, par value $0.001. The Name Change and increase in authorized shares was approved by the Company’s board of directors and a majority of the Company’s stockholders by written consent on January 11, 2016. The Financial Industry Regulatory Authority (FINRA) approved the name change, effective February 4, 2016.

A copy of the Certificate of Amendment to its Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In connection with the Name Change, the Company also amended its bylaws (the “Bylaws Amendment”) to reflect the new corporate name. A copy of the Bylaws Amendment is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure

On February 4, 2016, the Company issued a press release announcing its name change. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 8.01 – Other Events

In connection with the Name Change, the new CUSIP number for the Company’s common stock is 90042T107. The Company’s common stock will trade on the OTCQB under the new ticker symbol TKCI. FINRA approved the new symbol, effective February 4, 2016.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

3.1

Certificate of Amendment to Amended and Restated Articles of Incorporation of TurnKey Capital, Inc. (f/k/a Train Travel Holdings, Inc.), as filed with the Secretary of State of the State of Nevada on January 13, 2016.

3.2	Certificate of Amendment to Bylaws of TurnKey Capital, Inc. (f/k/a Train Travel Holdings, Inc.), dated January 11, 2016.

99.1	Press Release of TurnKey Capital, Inc., dated February 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2016	TURNKEY CAPITAL, INC.

	By:	/s/ Timothy Hart
Timothy Hart
Treasurer and Secretary